Exhibit 23

Consent of Independent Registered Public Accounting Firm

 We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-07255, 333-30324, 333-118312 and 333-118325) of Chesapeake Energy Corporation of our report dated June 30, 2008 relating to the financial statements and supplemental schedules of the Chesapeake Energy Corporation Savings and Incentive Stock Bonus Plan, which appears in this Form 11-K.

/s/  PricewaterhouseCoopers LLP
Tulsa, Oklahoma
June 30, 2008